                                                                  EXHIBIT (d)(4)


                           KORN/FERRY INTERNATIONAL
                            PERFORMANCE AWARD PLAN
                     REPLACEMENT STOCK APPRECIATION RIGHT
                    AWARD AGREEMENT FOR NON-U.S. EMPLOYEES

     THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT by and between KORN/FERRY INTERNATIONAL, a Delaware corporation (the "Company"), and
__________________________ (the "Participant") (the "Award Agreement") evidences the grant by the Company to the Participant of the number of stock appreciation rights (the "SARs") set forth below.

        ---------------------------------------------------

          Number of SARs:          ____________________

          Base Price per SAR:*                   $_____

          Award Date:              [September 27, 2002]

          Expiration Date:**       [                  ]

        ---------------------------------------------------

     The Participant's SAR Award granted under this agreement will vest according to the schedule set forth below (the "Vesting Schedule").

        ------------------------------------------------
                  DATE             EXTENT OF VESTING
        ------------------------------------------------
            [March 27, 2003]
        ------------------------------------------------
          [September 27, 2003]
        ------------------------------------------------
          [September 27, 2004]
        ------------------------------------------------

     The SARs are granted to you under the Korn/Ferry International Performance Award Plan (the "Plan") and are subject to the Terms and Conditions of SAR Award attached to this Award Agreement (incorporated herein by this reference) and in the Plan. The SARs have been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the SARs set forth herein, and the Participant acknowledges receipt of the Plan and the Prospectus addressing SAR Awards.

"PARTICIPANT"                               KORN/FERRY INTERNATIONAL

_________________________________           a Delaware corporation
Signature

_________________________________
Print Name                                  By: ________________________________
                                                Name:  Gary C. Hourihan
_________________________________
Address                                         Title: Executive Vice President

_________________________________
City, State, Zip Code

____________________
*    Subject to adjustment under Section 6.2 of the Plan.
**   Subject to early termination if the Participant's employment terminates or in certain circumstances. See Section 1.6, 6.2 and 6.3 of the Plan for exceptions and additional details regarding possible early termination of the SAR Award.
(1)  Subject to adjustment under Section 6.2 of the Plan.
(2) Subject to early termination if the Participant's employment terminates or in certain other circumstances. See Section 1.6, 6.2 and 6.3 of the Plan for exceptions and additional details regarding possible early termination of the Option.

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                       TERMS AND CONDITIONS OF SAR AWARD

1.   Vesting; Limits on Exercise.
     ---------------------------

     A SAR will vest and become exercisable according to the Vesting Schedule set forth in the Award Agreement. No SAR will be exercisable in any respect prior to the first anniversary of the Award Date, unless the Committee provides otherwise.

     .    Exercisability. A SAR is only exercisable to the extent to which it is
          --------------
          vested. The Participant has the right to exercise vested SARs to the extent not previously exercised, and such right shall continue until the expiration or earlier termination of the SAR.

     .    Minimum Exercise. No fewer than 100 SARs may be exercised at any one
          ----------------
          time, unless the number exercised is the total number at the time exercisable.

     .    Conditions on Exercise. The exercisability of the SARs is subject to
          ----------------------
          the conditions set forth in Section 3.3 of the Plan.

2.   Continuance of Employment Required; No Employment Commitment.
     ------------------------------------------------------------

     The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the SARs and the rights and benefits under this Award Agreement. Partial service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.

     Nothing contained in this Award Agreement or the Plan constitutes an employment commitment by the Company, affects the Participant's status (subject to the terms of any written employment agreement between the Participant and the Company or a Subsidiary) as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment, or affects the right of the Company or any Subsidiary to increase or decrease the Participant's other compensation.

     The Participant waives all and any rights to compensation or damages in consequence of the termination of employment or office with the Company or any subsidiary for any reason insofar as those rights may arise from the participant's ceasing to have rights under or be entitled to exercise the SARs awarded under the Plan as a result of such termination or from the loss of diminution in value of such rights or entitlements.

3.   Method of Exercise of SARs.
     --------------------------

     SARs shall be exercisable by delivery to the Company of an executed Notice of Exercise in substantially the form attached hereto as Exhibit A or such other
                                                         ---------
form as from time to time

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may be required by the Committee (the "Exercise Agreement"), stating the number of SARs to be exercised.

     The completed and signed Notice of Exercise must be delivered by mail or courier service to the Department of Legal Services, 1800 Century Park East, Suite 900, Los Angeles, CA 90067, and also by facsimile on the date of exercise to 01 310 553 8640, Attention: Department of Legal Services.

4.   Payment.
     -------

     Upon exercise of a SAR and the surrender of that portion of the SAR exercised, the Participant will be entitled to receive payment of an amount determined by multiplying:

     (a) the difference obtained by subtracting the Base Price per SAR set forth in the Award Agreement from the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date of exercise of the SAR, by

     (b)  the number of shares with respect to which the SAR has been exercised.

     The above payment to the Participant is subject to those conditions to the Company's obligations set forth in Section 6.5 of the Plan.

     The Committee will determine in its sole discretion whether payment of the amount determined under this paragraph will be paid in cash or in shares of Common Stock. If payment is to be made in cash, such payment will be made in USD currency. If the Committee elects to pay all or a portion of a SAR in Common Stock, the number of shares to be delivered to the Participant following such exercise shall equal the USD amount of the payment, as calculated above, divided by the Fair Market Value of a share of Common Stock on the date of exercise of the SAR. In no event will fractional shares be issued in respect of payment of a SAR. The Committee may also permit the Participant to elect to receive cash or shares (or a combination thereof) upon exercise, subject to any further conditions that the Committee may impose.

5.   Effect of Termination of Employment or Death.
     --------------------------------------------

     (a) Termination Generally. If the Participant's employment by either the Company or any Subsidiary terminates for any reason (other than death or Total Disability), the SARs and all other rights and benefits under this Award Agreement terminate except that the Participant may exercise the Award to the extent the Award was exercisable on the Severance Date and has not otherwise expired for a period of 3 months following the Severance Date.

     (b) Termination upon death or Total Disability. If the Participant's employment by either the Company or any Subsidiary terminates as a result of the death or Total Disability of the Participant, all SARs granted will accelerate and become fully vested. The Participant, or the Participant's personal representative or beneficiary, may exercise the SAR, so long as it does not otherwise expire, for a period of 12 months following the Severance Date.

6.   Early Termination of SARs.
     -------------------------

     The SARs, to the extent not previously exercised, and all other rights under this Award Agreement, whether vested and exercisable or not, shall terminate and become null and void prior to the expiration date upon the first to occur of:

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..  following the Participant's termination of employment or services as set forth in Section 6.3 of the Plan, or

..  the termination of the SARs pursuant to Section 6.2.3 of the Plan.

7.   Non-Transferability.
     -------------------

     Subject to limited exceptions set forth in Section 1.9.3 of the Plan, the SARs and any other rights of the Participant under this Award Agreement or the Plan are nontransferable and exercisable only by the Participant, except as may be later expressly authorized by the Committee under Section 1.9.2 of the Plan.

8.   Notices.
     -------

     Any notice to be given under the terms of this Award Agreement or the Exercise Agreement shall be in writing and addressed to the Company at its principal executive office to the Department of Legal Services, Attention:
Director of Legal Services, and to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, sent by registered or certified mail or by courier service, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the proper authorities.

9.   Plan.
     ----

     The SARs and all rights of the Participant under this Award Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof. The Participant acknowledges reading and understanding the Plan. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

10.  Entire Agreement.
     ----------------

     This Award Agreement (together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Award Agreement and the Exercise Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

                                       4
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11.  Governing Law; Limited Rights.
     -----------------------------

     11.1. California Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

     11.2. Limited Rights. In accordance with Section 6.7 of the Plan, the participant has no rights or privileges as a shareholder of the Company with respect to the SARs. The SARs confer no rights to continued employment or service as set forth in Section 6.3 of the Plan.

                 (Remainder of Page Intentionally Left Blank)

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                                                                         ANNEX A
                                                                         -------

                           KORN/FERRY INTERNATIONAL
                            PERFORMANCE AWARD PLAN
                        STOCK APPRECIATION RIGHTS PLAN
                              NOTICE OF EXERCISE

     The undersigned (the "Purchaser") hereby irrevocably elects to exercise his/her right, evidenced by that certain SAR Agreement dated as of ___________________ (the "Award Agreement") under the Korn/Ferry International Performance Award Plan (the "Plan"), to exercise __________________ SARs (as such term is defined in the Award Agreement).

     Such exercise is effective on this date of __________________________.

     The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Award Agreement, both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Award Agreement shall arise, the terms and conditions of the Plan and/or the Award Agreement shall govern.

"PURCHASER"


____________________________
Signature


____________________________
Print Name


____________________________
Date

ACCEPTED BY:

KORN/FERRY INTERNATIONAL

By:_________________________

Name:_______________________

Title:______________________


(To be completed by the corporation after any applicable withholding tax obligations have been verified.)

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